UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2011
Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Riverway, Suite 300 Houston, Texas	77056

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 579-0600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On March 31, 2011, Synthesis Energy Systems, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Agreement”) with China Energy Industry Holdings Group Co, Ltd. (“China Energy”) and Zhongjixuan Investment Management Company Ltd. (“ZJX”), pursuant to which the Company will issue on the closing date to China Energy 37,254,475 shares of its common stock, par value $.01 per share (the “Common Stock”), in exchange for approximately $83.8 million (the “Consideration”). Within 20 business days after the accomplishment of the Milestone (as defined below), the Company shall further issue directly to China Energy an amount of shares of Common Stock which, when combined with the shares issued on the closing date, equals 60.0% of the outstanding Common Stock on a fully-diluted basis. The terms and conditions of the Agreement are summarized below. A copy of the Agreement is filed herewith as Exhibit 10.1.
Issuance of Shares
On the closing date for the Agreement, the Company will issue 37,254,475 shares of Common Stock (the “Closing Shares”) in exchange for the Consideration. Within 20 business days after the accomplishment of the Milestone (as defined below), the Company will issue to China Energy additional shares of Common Stock (the “Milestone Shares”) which, when combined with the Closing Shares, equals 60.0% of the issued and outstanding Common Stock on a fully-diluted basis, including shares reserved for future issuance pursuant to the Company’s incentive plan, as of the date that the Milestone is achieved.
For the purpose of the Agreement, the “Milestone” will be deemed to be achieved if the average closing price of the Common Stock for 20 consecutive trading days equals or exceeds $8.00 per share (the “Threshold Price”), provided that the 20 consecutive trading day period will begin upon the occurrence of both (i) ZJX/China Energy undertaking best endeavours to secure the projects as described below under “Post-Closing Covenants and Agreements — Project Development”; and (ii) the expiration of six months after the Closing Date.
In the event that the Milestone is not achieved within a five year period commencing on the Closing Date (such five years plus any extensions granted under the Agreement is referred to as the “Deadline”), and no Target Projects (as defined below) are secured by ZJX for the Company by the Deadline, the Company shall then have the sole discretion to extend or not extend the Deadline. If ZJX has secured Target Projects for the Company prior to the Deadline, but the Milestone has not been achieved by the Deadline, the Company shall agree to extend the period to achieve the Milestone by one year for each Target Project secured by ZJX for the Company, provided that the Deadline will not be extended beyond 10 years from the Closing Date. If the Deadline is not extended, ZJX/China Energy’s rights to the Milestone Shares shall be relinquished.
For the purpose of the above, a “Target Project” shall mean either (i) the execution of a joint venture agreement, and other ancillary and necessary documents, related to the formation of an MJV (as defined below under “Post-Closing Covenants and Agreements — Project Development”), or (ii) securing for the Company a coal resource project that is already in operation, a new coal chemical project or any other project that is approved by the Company’s board of directors (the “Board”), each with a total investment of at least RMB1.5 billion.
In the event that the Milestone is achieved but, pursuant to restriction or non-approval by any U.S. governmental agency or regulatory authority, (i) the issuance of the Milestone Shares to China Energy is prevented from occurring or (ii) the ownership of the Milestone Shares by China Energy is required to be divested, the Company shall be required to seek qualified third parties to purchase the right of China Energy to the Milestone Shares. If this does not occur within twelve (12) months of the date of the action of such U.S. governmental agency or competent regulatory authority, the Company shall compensate ZJX/China Energy for the Milestone Shares by making a payment in an amount equal to $2.00 per share for each Milestone Share, representing full satisfaction of any obligation of the Company to ZJX with respect to the Milestone Shares. Such payment may be made by the Company to China Energy in the form of cash or an equivalent amount of the Company’s assets in China.

Board Representation for ZJX
As soon as practicable after the Closing Date, and until the earlier of (i) the achievement of the Milestone or (ii) the expiration of the Deadline, the Company agreed to increase the size of the Board to 11 directors and the Board agrees to nominate four individuals identified by ZJX/China Energy as directors on the Board. For so long as China Energy directly or indirectly owns any shares of Common Stock, China Energy and ZJX shall take and cause any and all action to be taken, including, without limitation, voting or consenting, or causing the voting or consenting, of their shares so that seven (7) of the eleven (11) directors on the Board are non-China Energy nominee directors; provided, however, that this obligation shall terminate on either (i) the third anniversary of the Closing Date, if the Milestone is achieved prior to that date, or (ii) the date on which the Milestone is achieved, if such date is subsequent to the third anniversary of the Closing Date. Upon the achievement of the Milestone, but not before the third anniversary of the Closing Date, the Company shall take all reasonable actions to ensure that ZJX/China Energy shall have the right to nominate a number of individuals representing one more than half of the directors (i.e. a simple majority) on the Board. Any person elected or appointed to the Board must meet minimum criteria for service on the Board under applicable Company guidelines, U.S. securities laws and the regulations of the NASDAQ Stock Market.
Use of Proceeds
Subject to the discretion and approval of the Board, the Consideration, net of costs and expenses, is required to be applied to the following: (i) incorporation of a Company headquarters in China to consolidate the ownership of the Company’s investment projects in China and enhance the Company’s presence in China; (ii) investing in the expansion of the Company’s Zao Zhuang joint venture; (iii) investing in Phase I of the Company’s Yima joint ventures; (iv) acquiring an ownership interest in a coal mine that will provide coal to the Yima joint venture project; (v) investing in the Company’s Golden Concord joint venture; (vi) other Chinese projects that may be recommended to the Board from time to time; and (vii) other expenses of the operation and business of the Company in China.
ZJX will use reasonable endeavours to assist the Company to obtain third party funding (third party direct equity investment in projects or debt financing to the projects) to (a) cover funding needs of the above projects; (b) provide funding for the Company to invest in future phases of the Yima joint venture project; (c) invest in strategic coal resources in China connected to the Company’s projects; and (d) provide funding for the Company to invest in other projects in China not listed above and assist the Company to obtain third party investment in any of the Company’s other projects.

Conditions Precedent
The consummation of the transactions for closing is subject to the following conditions precedent: (i) the representations and warranties of all parties shall be true and correct as of the Closing Date in all material respects as though made at such date (except to the extent that a representation and warranty speaks as of an earlier date, in which case such representation and warranty shall be true as of such earlier date); (ii) China Energy shall have been duly incorporated and have obtained all necessary approvals to operate under the laws of Hong Kong; (iii) the issuance of the shares to China Energy shall have been duly authorized; (iv) all other necessary third party consents and approvals shall have been obtained; (v) there shall be no law, governmental order, or legal proceeding in effect or threatened which prohibits or restricts the contemplated transactions or imposes any restrictions on the parties with respect thereto; (vi) since the execution of the Agreement, there shall have occurred no material adverse effect with respect to either ZJX or the Company; and (vii) ZJX/China Energy and the Company shall have performed in all material respects all covenants and agreements required to be performed by them under the Agreement at, or prior to, the Closing Date.
Additionally, because the Common Stock is listed on the NASDAQ Global Market, the Company is subject to the NASDAQ Listing Rules. Rule 5635(b) of the NASDAQ Listing Rules requires stockholder approval for any issuance of securities that would result in a “change of control.” NASDAQ presumes that if a stockholder acquires 20% or more of the common stock or voting power of a company, then absent other factors, such as the existence of a larger controlling stockholder, such transaction will be deemed to be a “change of control” requiring stockholder approval. As a result, we will be required to call a special meeting of our stockholders to approve these transactions prior to the closing.
Covenants between Signing and Closing
Commencing from the execution of the Agreement and before the Closing Date, each of the parties shall use reasonable endeavours to: (i) conduct its respective business in the usual and ordinary course; (ii) provide to the other parties access to and information regarding its financial status, executives, consultants and organizational relationships; (iii) obtain or assist in obtaining all necessary consents and approvals for the transactions contemplated under the Agreement, including but not limited to all necessary regulatory approvals; (iv) respond or assist in responding to those claims, inquiries or litigations, if any, filed by the stockholders of the Company or ZJX, in respect of the transactions contemplated under the Agreement; and (v) in the case of the Company, ensure that all shares of Common Stock to be issued to ZJX have been duly authorized and are validly issued under all applicable laws and regulation and ensure that all documents required by the Securities and Exchange Commission (the “SEC”) for the issuance of the shares of Common Stock to ZJX are duly filed.
Post-Closing Covenants and Agreements
Appointment of Qualified Managing Director
As soon as practicable after the Closing Date, and until the earlier of (i) the achievement of the Milestone or (ii) the expiration of the Deadline, ZJX or China Energy shall have the right to appoint a Qualified Managing Director (“QMD”) who shall be responsible for leading the Company’s business in China. The QMD will report to the Company’s Chief Executive Officer. The qualification and employment terms and conditions of the QMD will be subject to the approval of the Board. The roles and responsibilities of the QMD shall exclude all global U-GAS® technology engineering, technology operations, technology licensing and other technology development activities, and the manufacturing of any core specialized gasification equipment related to such technologies.

Lock-Up Agreements
On or prior to the later to occur of the fifth anniversary of the Closing Date or to the expiration date of the Deadline, China Energy shall not sell, assign or transfer any shares of Common Stock issued to it under the Agreement, and certain directors on the Board shall not sell, assign or transfer any shares of Common Stock held by them as of the Closing Date so long as they remain on the Board. Notwithstanding this, China Energy and the directors shall not be subject to these limitations after the six month anniversary of the achievement of the Milestone; provided, however that, even if the Milestone is achieved, until the fifth anniversary of the Closing Date, any sale, assignment or transfer of the Common Stock by China Energy must be for a price greater than $8.00 per share.
Appointment of Securities Representative
ZJX/China Energy has the right to appoint a securities representative for investor relations and public communications for the Company in China who will work with the Company to develop a coordinated approach for investor relations and public communications, subject to compliance with applicable policies and procedures of the Company. The qualification and employment terms and conditions of such securities representative will be subject to the approval of the Board.
Standstill
Until the Deadline, except as permitted by the Agreement, neither ZJX nor of its affiliates, including China Energy, shall, without the prior written consent of the disinterested Board, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities or rights to acquire any securities (or any other beneficial ownership thereof) or assets of the Company or any of its subsidiaries (provided that the foregoing shall not apply to any acquisition of securities or assets under the Agreement); (ii) any merger or other business combination or tender or exchange offer involving the Company or any of its subsidiaries; (iii) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote with respect to any voting securities of the Company, or any communication exempted from the definition of “solicitation” by Rule 14a-1(l)(2)(iv) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”); (b) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to the Company; (c) have any discussions or enter into any arrangements, understandings or agreements (oral or written) with, or advise, finance, assist or actively encourage, any third party with respect to any of the matters set forth above, or make any investment in any other person that engages, or offers or proposes to engage, in any of such matters; (d) take any action which might cause or require the Company or ZJX and/or its affiliates to make a public announcement regarding any of the types of matters set forth above; or (e) disclose any intention, plan or arrangement relating to any of the foregoing.
Registration Rights
After the Closing Date, the Company shall, within 60 days after receiving a written request from China Energy, prepare and file with the SEC a registration statement on Form S-3 relating to sales of the Closing Shares by China Energy provided that all costs and expenses of the Company relating to the preparation and filing of such registration statement shall be borne by China Energy, however, all costs and expenses relating to the first time preparation and filing of the registration statement with the SEC should be borne by the Company. If the Company is unable to include the entire amount of the Closing Shares on a registration statement on Form S-3 due to the rules and regulations of the SEC, the Company shall only be obligated to include up to the number of Closing Shares which is permissible under the rules and regulations of the SEC. In addition, after the issuance of the Milestone Shares, the Company shall, within 60 days after receiving a written request from China Energy, prepare and file with the SEC a registration statement on Form S-3 relating to sales of the Milestone Shares by China Energy provided that all costs and expenses of the Company relating to the preparation and filing of such registration statement shall be borne by China Energy.

Non-Competition
For as long as ZJX/China Energy hold shares of the Common Stock, directly or indirectly, ZJX/China Energy shall not: (a) directly or indirectly purchase or otherwise acquire any ownership interest in and/or any assets of any third party other than the Company which is engaging in activities that are competing with the U-GAS® coal gasification technology; (b) render any technical, financial, marketing or sales assistance to any third party which is engaging in activities that are competing with U-GAS® coal gasification technology; or (c) develop, market, provide financing for and/or sell a solution or other technology product that competes with the Company.
Acquisition of China Energy
Within two years after the Closing Date, ZJX shall acquire, directly or indirectly, no less than 60% of the outstanding equity of China Energy and shall ensure that such acquisition shall be in full compliance with the laws and regulations of China and Hong Kong.
Project Development
ZJX will use reasonable endeavours to create at least four project joint ventures (the “MJVs”) in the areas of synthetic natural gas, methanol to gasoline; fertilizer; and electric power. Funding for each MJV is expected to be approximately RMB20 billion. Each MJV is expected to be funded with equity from a strategic investor plus project debt. The Company is anticipated to be part owner of each MJV through a targeted 35% carry provided by the strategic investor as part of the Company’s development of and provision of technology for the particular projects. ZJX will help the Company work with the strategic investors to obtain long term purchase commitments for each of the MJVs prior to the start of construction of each such project.
Termination
The Agreement may be terminated upon the occurrence of any of the following: (i) by any party if any governmental authority shall have issued an order, decree or ruling enjoining or otherwise prohibiting the transactions contemplated by the Agreement; (ii) by any party if the stockholder meeting of the Company is called and the required stockholder approval is not obtained; (iii) by any party if there shall have been a breach of any other party’s covenants, agreements, representations or warranties set forth in the Agreement which breach, either individually or in the aggregate, would result in the failure of any condition precedent set forth above; (iv) by any party if the Closing Date does not occur within 150 days after signing, provided that such date should be extended by the mutual agreement of the parties to the extent that the Closing Date is delayed by any investigation, review, approval or similar procedure required by any U.S. governmental agency or authority for the consummation of the transactions under the Agreement, as long as the Company has provided notice and evidence of the potential of such delay; or (v) at any time upon the mutual agreement of the Company and ZJX.

Item 8.01	Other Events.
On March 31, 2011, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
Exhibits
*10.1 Share Purchase Agreement dated March 31, 2011 between Synthesis Energy Systems, Inc., China Energy Industry Holdings Group Co. Ltd. and Zhongjixuan Investment Management Company Ltd.
*99.1 Press Release dated March 31, 2011.
* Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.
Dated: March 31, 2011	/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer

Exhibit Index
*10.1 Share Purchase Agreement dated March 31, 2011 between Synthesis Energy Systems, Inc., China Energy Industry Holdings Group Co. Ltd. and Zhongjixuan Investment Management Company Ltd.
*99.1 Press Release dated March 31, 2011.
* Filed herewith.